Proxy Voting Results

A special meeting of the fund's shareholders was held on April 19, 2000. The results of votes taken among shareholders on proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1

To elect as Trustees the following twelve nominees.*

TTTTTTTTTTT	# of Shares Voted	% of Shares Voted

Ralph F. Cox

Affirmative	47,778,566,958.75	97.804
Affirmative	1,072,956,696.00	2.196
TOTAL	48,851,523,654.75	100.000

Phyllis Burke Davis

Affirmative	47,762,904,985.29	97.772
Withheld	1,088,618,669.46	2.228
TOTAL	48,851,523,654.75	100.000

Robert M. Gates

Affirmative	47,752,919,504.85	97.751
Withheld	1,098,604,149.90	2.249
TOTAL	48,851,523,654.75	100.000

Edward C. Johnson 3d

Affirmative	47,787,170,484.65	97.821
Withheld	1,064,353,170.10	2.179
TOTAL	48,851,523,654.75	100.000

Donald J. Kirk

Affirmative	47,796,061,087.46	97.839
Withheld	1,055,462,567.29	2.161
TOTAL	48,851,523,654.75	100.000

Ned C. Lautenbach

Affirmative	47,818,648,404.06	97.886
Withheld	1,032,875,250.69	2.114
TOTAL	48,851,523,654.75	100.000
TTTTTTTTTTT	# of Shares Voted	% of Shares Voted

Peter S. Lynch

Affirmative	47,822,482,277.60	97.894
Withheld	1,029,041,377.15	2.106
TOTAL	48,851,523,654.75	100.000

William O. McCoy

Affirmative	47,794,383,910.29	97.836
Withheld	1,057,139,744.46	2.164
TOTAL	48,851,523,654.75	100.000

Gerald C. McDonough

Affirmative	47,733,985,082.40	97.712
Withheld	1,117,538,572.35	2.288
TOTAL	48,851,523,654.75	100.000

Marvin L. Mann

Affirmative	47,802,567,997.59	97.853
Withheld	1,048,955,657.16	2.147
TOTAL	48,851,523,654.75	100.000

Robert C. Pozen

Affirmative	47,809,996,145.70	97.868
Withheld	1,041,527,509.05	2.132
TOTAL	48,851,523,654.75	100.000

Thomas R. Williams

Affirmative	47,742,665,876.65	97.730
Withheld	1,108,857,778.10	2.270
TOTAL	48,851,523,654.75	100.000

Annual Report

Proxy Voting Results - continued

PROPOSAL 2

To ratify the selection of PricewaterhouseCoopers LLP as independent accountants of the fund.

TTTTTTTTTTT	# of Shares Voted	% of Shares Voted
Affirmative	46,744,569,034.06	95.687
Against	694,581,708.84	1.422
Abstain	1,412,372,911.85	2.891
TOTAL	48,851,523,654.75	100.000

PROPOSAL 3

To adopt an Amended and Restated Declaration of Trust.*

TTTTTTTTTTT	# of Shares Voted	% of Shares Voted
Affirmative	44,286,749,798.39	90.656
Against	2,436,160,884.26	4.987
Abstain	2,128,612,972.10	4.357
TOTAL	48,851,523,654.75	100.000

PROPOSAL 4

To approve an amended management contract for the fund.

TTTTTTTTTTT	# of Shares Voted	% of Shares Voted
Affirmative	43,972,875,638.05	90.013
Against	2,653,284,540.29	5.432
Abstain	2,225,363,476.41	4.555
TOTAL	48,851,523,654.75	100.000

PROPOSAL 5

To approve an amended sub-advisory agreement with Fidelity Management & Research (U.K.) Inc. for the fund.

TTTTTTTTTTT	# of Shares Voted	% of Shares Voted
Affirmative	44,242,186,686.46	90.565
Against	2,289,144,347.16	4.686
Abstain	2,320,192,621.13	4.749
TOTAL	48,851,523,654.75	100.000

Annual Report

Proxy Voting Results - continued

PROPOSAL 6

To approve an amended sub-advisory agreement with Fidelity Management & Research (Far East) Inc. for the fund.

TTTTTTTTTTT	# of Shares Voted	% of Shares Voted
Affirmative	44,160,792,119.39	90.398
Against	2,344,891,893.67	4.800
Abstain	2,345,839,641.69	4.802
TOTAL	48,851,523,654.75	100.000

PROPOSAL 7

To approve a Distribution and Service Plan pursuant to Rule 12b-1 for the fund.

TTTTTTTTTTT	# of Shares Voted	% of Shares Voted
Affirmative	44,508,717,920.32	91.110
Against	1,881,369,236.04	3.851
Abstain	2,461,436,498.39	5.039
TOTAL	48,851,523,654.75	100.000

PROPOSAL 8

To amend the fund's fundamental limitation concerning diversification to permit increased investment in the securities of any single issuer.

TTTTTTTTTTT	# of Shares Voted	% of Shares Voted
Affirmative	43,328,804,685.14	88.695
Against	3,287,061,424.32	6.729
Abstain	2,235,657,545.29	4.576
TOTAL	48,851,523,654.75	100.000

PROPOSAL 9

To amend the fund's fundamental limitation concerning diversification to exclude securities of other investment companies from the limitation.

TTTTTTTTTTT	# of Shares Voted	% of Shares Voted
Affirmative	43,577,348,098.33	89.204
Against	2,889,397,470.84	5.914
Abstain	2,384,778,085.58	4.882
TOTAL	48,851,523,654.75	100.000

Annual Report

Proxy Voting Results - continued

* Denotes trust-wide proposals and voting results.

Annual Report